Exhibit 5.1

The New York Times Building

37th Floor

620 Eighth Avenue

New York, NY 10018-1405

212.808.2700

Fax 212.286.9806

December 6, 2016

Applied DNA Sciences, Inc.
50 Health Sciences Drive

Stony Brook, NY 11790

    Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,272,727 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), 2,272,727 warrants to purchase Common Stock (the “Warrants”) and the 2,272,727 shares of Common Stock underlying the Warrants (the “Warrant Shares “), as described in the Company’s Registration Statement on Form S-3 initially filed on December 6, 2016 (as amended and as may subsequently be amended, the “Registration Statement”). The Shares, the Warrants and the Warrant Shares are referred to herein collectively as the “Securities”. We understand that the Shares and the Warrants have been sold in a private placement to Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd., who are collectively referred to herein as the “Selling Securityholders.” We further understand that the Selling Securityholders may offer the Shares, the Warrants and the Warrant Shares for resale to the public from time to time as described in the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a)  the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (b) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (c) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

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www.pepperlaw.com

December 6, 2016

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.            the Shares have been duly and validly authorized for issuance and are validly issued, fully paid and non-assessable;

2.            the Warrants have been duly and validly authorized for issuance and are validly issued and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

3.             the Warrant Shares have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the warrant agreement dated November 20, 2014 between the Company and American Stock Transfer & Trust Company, LLC , as amended on April 1, 2015 and November 2, 2016, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America, the laws of the State of New York, and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP